UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2025

OPTICAL CABLE CORPORATION
(Exact name of registrant as specified in its charter)

Virginia	000-27022	54-1237042
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

5290 Concourse Drive Roanoke, VA		24019
(Address of principal executive offices)		(Zip Code)

(540) 265-0690
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of exchange on which registered
Common Stock, no par value	OCC	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12B-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 7, 2025, Optical Cable Corporation, a Virginia corporation (the “Company”) with its chief executive office located at 5290 Concourse Drive, Roanoke, Virginia 24019 entered into a Stock Purchase Agreement (the “Agreement”) with Lightera, LLC, a Delaware limited liability company (“Investor”) with its chief executive office located at 2000 NE Expressway, Norcross, Georgia 30071.

The Agreement was executed under the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D. Under the Agreement, the Company agreed to sell 642,199 shares of its common stock to the Investor for an aggregate purchase price of $2 million dollars.

The Agreement contains Put Rights and Call Rights, designed to provide liquidity and flexibility for both parties. The Put Right enables the Investor to require the Company to repurchase its Shares during a designated Put Exercise Period, which starts on the second anniversary of the Agreement’s Effective Date and lasts for ninety days unless extended. Conversely, the Call Right allows the Company to repurchase Shares from the Investor during a Call Exercise Period, also commencing after the second anniversary and lasting ninety days. In each case, the Put Right and/or Call Right can be exercised prior to the second anniversary upon the occurrence of specific events as enumerated in the Agreement.

The Agreement provides a number of representations made by the Company, which include statements regarding its organizational status, authority to enter into the Agreement, validity of the issuance of Shares, and compliance with applicable securities laws and stock exchange listing requirements. The Agreement also includes provisions for indemnification, whereby the Company agrees to indemnify the Investor and related persons against losses arising from breaches of representations, warranties, or covenants.

This summary description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and is hereby incorporated herein by reference.

The Company issued a press release announcing the investment by Investor, along with a strategic collaboration agreement between the Company and the Investor to expand product offerings and solutions – especially for the data center and enterprise sectors, on July 7, 2025. The press release is attached hereto as Exhibit 99.1.

Item 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 of this Current Report is hereby incorporated by reference in this Item 3.02. The issuance of the shares of the Company’s common stock as described in Item 1.01 will be made in reliance upon an exemption from the securities registration requirements of the Securities Act of 1933, as amended (“Securities Act”), afforded by Section 4(a)(2) and/or Rule 506 of Regulation D promulgated under the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

The following are filed as Exhibits to this Report.

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Agreement dated July 7, 2025 by and between Optical Cable Corporation and Lightera, LLC. (FILED HEREWITH)

99.1	Press Release dated July 7, 2025. (FURNISHED HEREWITH)

104	Cover page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPTICAL CABLE CORPORATION

By:	/s/ Tracy G. Smith
Name:	Tracy G. Smith
Title:	Senior Vice President and Chief Financial Officer

Dated: July 10, 2025

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